Exhibit 16.1

March 31, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated March 31, 2009, of Empire Energy Corporation International and are in agreement with the statements contained in paragraphs 2, 5, and 6 on pages 2 and 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ M. D. Nicholaeff, Partner

/s/ UHY Haines Norton LLP

Chartered Accountants

Signed at Sydney on 31st March 2009